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                                                                   EXHIBIT 23.12


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



    We consent to the incorporation by reference in the Offering Circular/Prospectus constituting part of this Registration Statement on Form S-4 of Office Products Company of our report dated June 6, 1997, with respect to the consolidated financial statements of Mail Boxes, Etc. included in the Proxy Statement filed on April 30, 1998 of U.S. Office Products Company. We also consent to the reference to our firm under the caption "Experts".


ERNST & YOUNG LLP
San Diego, California


April 29, 1998